Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation in the Prospectus, constituting a part of this Registration Statement filed on form SB-2, of our report dated August 5, 2005 on the balance sheet of Birmingham Bloomfield Banc shares as of June 30, 2005 and the related statements of shareholders’ equity (deficit), operations and cash flows for the periods from February 26, 2004 (inception) to December 31, 2004 and February 26, 2004 (inception) to June 30, 2005.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
Auburn Hills, Michigan

November 10, 2005